                                                                    Exhibit 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:

      WEBFINANCIAL BOARD ANNOUNCES ELECTION OF NEW CHIEF EXECUTIVE OFFICER;
                               OTHER BOARD CHANGES

NEW YORK, NEW YORK, July 6, 2005 - WebFinancial  Corporation  (Nasdaq  SmallCap:
WEFN) today  announced that James  Henderson has been elected as Chief Executive
Officer of the Company. Mr. Henderson was also elected to the Board of Directors of the Company.  The Company  further  announced  that Warren  Lichtenstein  has voluntarily resigned as the Chairman of the Board,  director and Chief Executive
Officer of the Company.  Mr.  Lichtenstein was granted observer rights to attend
Board  meetings  and to  receive  Board  materials.  Jack L.  Howard,  a current director, was elected as Chairman of the Board to succeed Mr. Lichtenstein.

STATEMENTS  INCLUDED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL IN NATURE ARE
"FORWARD-LOOKING  STATEMENTS"  WITHIN  THE  MEANING  OF THE  PRIVATE  SECURITIES
LITIGATION  REFORM ACT OF 1995 (THE "1995 ACT"). THE WORDS "BELIEVE,"  "EXPECT,"
"ANTICIPATE,"  "ESTIMATE," "GUIDANCE," "TARGET" AND SIMILAR EXPRESSIONS IDENTIFY
FORWARD-LOOKING  STATEMENTS.  THE COMPANY CAUTIONS READERS THAT  FORWARD-LOOKING
STATEMENTS  ARE SUBJECT TO CERTAIN  RISKS AND  UNCERTAINTIES,  WHICH COULD CAUSE
ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE  FORWARD-LOOKING
STATEMENTS.  CERTAIN RISKS AND UNCERTAINTIES ARE IDENTIFIED FROM TIME TO TIME IN
THE COMPANY'S  REPORTS FILED WITH THE SEC. THE COMPANY  CLAIMS THE PROTECTION OF
THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE 1995 ACT.
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Contact:
WebFinancial Corporation
Glen Kassan, (212) 758-3232